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                                                                 EXHIBIT 10.14.3

                     THIRD AMENDMENT TO AMENDED AND RESTATED

                           LOAN AND SECURITY AGREEMENT

        THIS THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the "Amendment"), is made as of May 31, 1998, by and between VANS, INC. ("Borrower"), and BANK OF THE WEST ("Bank"), and is entered into with respect to the Amended and Restated Loan and Security Agreement, dated as of October 31, 1997, by and between Borrower and Bank, as amended by the First Amendment to Amended and Restated Loan and Security Agreement, dated as of February 3, 1998, by and between Borrower and Bank and the Second Amendment to Amended and Restated Loan and Security Agreement, dated as of May 31, 1998, by and between Borrower and Bank (the "Agreement").

                                    RECITALS

        WHEREAS, Borrower has requested that Bank (i) amend certain of the financial covenants in the Agreement with respect to the fiscal quarters ending August 31, 1998, and November 30, 1998 and (ii) provide a seasonal increase in the Revolving Facility, all as provided herein; and

        WHEREAS, Bank is willing to agree to the requests, on the terms set forth herein, provided that Borrower waives all causes of action that it may have against Bank, as provided herein and pays an accommodation fee, as provided herein, and Borrower is willing to waive such causes of action and to pay such accommodation fee in return for the requested amendments;

        NOW, THEREFORE, IT IS AGREED THAT:

        1. Definitions. Unless otherwise indicated, words and terms which are defined in the Agreement shall have the same meaning where used herein.

        2.      Amendments. The Agreement is amended as follows:

               (a) The definitions of "Committed Line" and "Revolver Committed Line" in Section 1.1 are amended to read as follows:

                "Committed Line" means (i) Forty-Three Million Five Hundred Thousand Dollars ($43,500,000) during the period commencing on May 31, 1998, and terminating on December 31, 1998, and (ii) Thirty Million Dollars ($30,000,000) after December 31, 1998.

                "Revolver Committed Line" means (i) Thirty-Eight Million Five Hundred Thousand Dollars ($38,500,000) during the period commencing on May 31, 1998, and terminating on December 31, 1998, and (ii) Twenty-Five Million Dollars ($25,000,000) after December 31, 1998.


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               (b) Section 7.6 is amended to read as follows:

                      7.6 Current Ratio. Permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than (i) 2.15 to
1.00 as of the last day of the fiscal quarter of Borrower ending August 31, 1998, and (ii) 2.50 to 1.00 as of the last day of any fiscal quarter of Borrower ending after August 31, 1998.

               (c) Section 7.7 is amended to read as follows:

                      7.7 Quick Ratio. Permit the ratio of Consolidated Quick Assets to Consolidated Current Liabilities to be less than (i) 1.25 to 1.00 on the last day of the fiscal quarter of Borrower ending on August 31, 1998, and
(ii) 1.50 to 1.00 on the last day of any fiscal quarter of Borrower ending after August 31, 1998.

               (d) Section 7.11 is amended to read as follows:

                      7.11 Leverage Ratio. Permit the ratio of Total Liabilities to Adjusted Consolidated Tangible Net Worth to be more than (i) .65 to 1.00 on the last day of the fiscal quarter of Borrower ending August 31, 1998, (ii) .60 to 1.00 on the last day of the fiscal quarter of Borrower ending November 30, 1998, and (iii) .50 to 1.00 on the last day of any fiscal quarter of Borrower ending after November 30, 1998.

        2. Conditions Precedent. This Amendment shall not take effect unless and until all of the following conditions precedent are satisfied:

               (a) Execution and Delivery. It is executed by Borrower and accepted and executed by Bank;

               (b) No Event of Default. No Event of Default or Potential Default shall exist and the execution, delivery and performance of this Amendment by the parties hereto shall not cause an Event of Default or a Potential Default to occur; and

               (c) Accommodation Fee. Borrower shall have paid Bank an accommodation fee of Thirteen Thousand Five Hundred Dollars ($13,500)(the "Accommodation Fee"). The Accommodation Fee shall be fully earned by Bank upon the execution and delivery of this Amendment and shall not be applied to any of the Bank Expenses.

Upon the satisfaction of the preceding conditions precedent, the Agreement shall be deemed amended in accordance with this Amendment as of the date hereof.

        3. Continued Validity of Agreement. Except as amended by this Amendment, the Agreement shall continue in full force and effect as originally constituted and is ratified and affirmed by the parties hereto.

        4. Authorization. Each party represents to the other that the individual executing this Amendment on its behalf is the duly appointed signatory of such party to this Amendment


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and that such individual is authorized to execute this Amendment by or on behalf of such party and to take all action required by the terms of this Amendment.

        5. Amendment Expenses. All expenses, including, but not limited to, reasonable attorneys' fees, incurred by Bank in the preparation and implementation of this Amendment constitute Bank Expenses and as such are payable by Borrower.

        6.      Waiver of Claims.

               (a) Borrower hereby releases and forever discharges Bank and Bank's directors, officers, employees and agents, from all actions, and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, counterclaims and offsets of every character, known or unknown, direct and/or indirect, at law or in equity, of whatever kind or nature which have arisen or accrued through the date of this Amendment and in any way directly or indirectly arising out of or in any way connected with the Loan Documents and the Revolving Facility through such date.

               (b) Borrower hereby waives all rights which it may have under the provisions of California Civil Code Section 1542, which reads as follows:

               A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

        7. Captions. Section headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Amendment.

        8. No Novation. This Amendment is not intended to be, and shall not be construed to create, a novation or accord and satisfaction, and, except as otherwise provided herein, the Agreement shall remain in full force and effect.

        9. Construction of Amendment. Neither this Amendment nor any uncertainty or ambiguity herein shall be construed or resolved against Bank on the basis that this Amendment was drafted by Bank. On the contrary, this Amendment has been negotiated and reviewed by both parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

        10. Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any specific provision.

        11. Entire Agreement. This Amendment constitutes the entire agreement between Borrower and Bank with respect to the subject matter hereof and supersedes all prior and contemporaneous negotiations, communications, discussions and agreements concerning such


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subject matter. Borrower acknowledges and agrees that Bank has not made any representation, warranty or covenant in connection with this Amendment.

        12. Counterparts. This Amendment may be executed in any number of counterparts, and by Bank and Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first set forth above.



                                   VANS, INC.

                                   By:  [SIG]
                                      -------------------------------

                                   Title: VP/CFO
                                         -------------------------------



                                   BANK OF THE WEST

                                   By:  /s/ DAN MCCARTNEY
                                       -------------------------------
                                        Dan McCartney


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